EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)
Registration Statement (Form S-3, No. 333-248637) and in the related prospectuses and prospectus supplements,
2)
Registration Statements (Form S-3, Nos. 333-225184 and 333-238595) and in the related prospectuses and prospectus supplements,
3)
Registration Statement (Form S-3ASR, No. 333-269111) and in the related prospectuses and prospectus supplements,
4)
Registration Statements (Form S-8, Nos. 333-239324 and 333-258864) pertaining to the 2018 Inducement Award Plan and the 2018 Equity Incentive Plan,
5)
Registration Statement (Form S-8, No. 333-230171) pertaining to the 2018 Inducement Award Plan,
6)
Registration Statement (Form S-8, No. 333-228147) pertaining to the Directors’ Market Value Stock Purchase Plan,
7)
Registration Statement (Form S-8, No. 333-225190) pertaining to the 2018 Equity Incentive Plan,
8)
Registration Statement (Form S-8, No. 333-196677) pertaining to the 2014 Employee Stock Purchase Plan,
9)
Registration Statement (Form S-8, No. 333-174350) pertaining to the 2011 Incentive Award Plan, the 2002 Equity Incentive Plan, the 1996 Directors’ Stock Option Plan and the 1992 Stock Option Plan,
10)
Registration Statement (Form S-8, No. 333-136330) pertaining to the 2002 Equity Incentive Plan and the 2006 Directors’ Stock Option Plan; and
11)
Registration Statement (Form S-8, No. 333-266795) pertaining to the 2018 Equity Incentive Plan, the 2018 Inducement Award Plan and the 2014 Employee Stock Purchase Plan.

of our report dated March 16, 2023, with respect to the consolidated financial statements of Geron Corporation included in this Annual Report (Form 10-K) of Geron Corporation for the year ended December 31, 2022.

/s/ Ernst & Young LLP

San Jose, California

March 16, 2023